REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
The Board of Trustees
Professionally Managed Portfolios
New York, New York
In planning and performing our audit
of the financial
statements of the RCB Small Cap Fund,
a series of shares
of Professionally Managed Portfolios,
for the year ended
 June 30, 2001, we considered its
internal control structure,
including procedures for safeguarding
 securities, in
order to determine our auditing
 procedures for the
purpose of expressing our opinion
on the financial
 statements and to comply with the
 requirements of
Form N-SAR, not to provide assurance
 on the
 internal control structure.
The management of the Fund is
responsible for
 establishing and maintaining an
internal control
 structure. In fulfilling this
 responsibility, estimates
 and judgments by management are
required to
assess the expected benefits and
related costs of
 internal control structure policies
 and procedures.
  Two of the objectives of an
internal control
 structure are to provide management
 with reasonable,
 but not absolute, assurance that
 assets are safeguarded
 against loss from unauthorized use
or disposition,
and that transactions are executed
in accordance
 with management's authorization
 and recorded
 properly to permit preparation of
 financial statements
 in conformity with accounting
principles generally
 accepted in the United States of
 America.
Because of inherent limitations in
 any internal control
 structure, errors or irregularities
 may occur and not
be detected.   Also, projection of
any evaluation of
 the structure to future periods is
 subject to the risk
that it may become inadequate
because of changes
in conditions or that the
 effectiveness of the design
and operation may deteriorate.
Our consideration of the internal
control structure
 would not necessarily disclose
 all matters in the
 internal control structure that
 might be material
weaknesses under standards
established by the
 American Institute of Certified
Public Accountants.
A material weakness is a condition
 in which the design
 or operation of the specific internal
control structure
 elements does not reduce to a
relatively low level the
risk that errors or irregularities
 in amounts that would
be material in relation to the
financial statements
 being audited may occur and not
 be detected within a
 timely period by employees in
the normal course of
 performing their assigned functions.
 However,
 we noted no matters involving the
 internal
control structure, including
procedures for
 safeguarding securities, that
we consider to
 be material weaknesses, as
defined above,
 as of June 30, 2001.
This report is intended
solely for the information
 and use of management and
 the Securities and
Exchange Commission, and
 should not be
used for any other purpose.

TAIT, WELLER AND BAKER
Philadelphia, Pennsylvania
July 16, 2001